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                                                                   EXHIBIT 10.7a

                    CERTIFICATE OF THE DESIGNATIONS, POWERS,
                             PREFERENCES AND RIGHTS
                                     OF THE
                10.12% NON-CUMULATIVE PREFERRED STOCK, SERIES A
                        (STATED VALUE $25.00 PER SHARE)

                                       OF

                            BANK UNITED OF TEXAS FSB


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       PURSUANT TO 12 C.F.R. SECTION 552.4 - RULES AND REGULATIONS OF THE
                          OFFICE OF THRIFT SUPERVISION

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        The undersigned DOES HEREBY CERTIFY that the following resolution was duly adopted by the Board of Directors (the "Board of Directors") of Bank
United of Texas FSB, a federal stock savings bank (hereinafter the "Bank"), at a special meeting duly convened and held on December 17, 1992, at which a quorum was present and acting throughout:

        "RESOLVED that pursuant to the authority expressly granted to and vested in this Board of Directors by the Federal Stock Charter of the Bank (the "Charter"), the Board of Directors hereby authorizes the creation of a series of 10.12% Non-Cumulative Preferred Stock, Series A, stated value $25.00 per share, of the Bank upon the terms and conditions set forth herein and hereby fixes the designation and number of shares thereof and fixes the other powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof (in addition to those set forth in the Charter which may be applicable to the 10.12% Non-Cumulative Preferred Stock, Series A) as follows:

                1. Designation and Amount; Fractional Shares. There shall be a series of preferred stock of the Bank designated as "10.12% Non-Cumulative Preferred Stock, Series A" and the number of shares constituting such series shall be 3,450,000. Such series is referred to herein as the "Series A Preferred Stock". The Series A Preferred Stock is issuable solely in whole shares.

                2. Stated Value and Issue Price. The stated value of each such share is $25.00 and the issue price of each such share is $25.00.

                3.  Dividends.

                (a) The holders of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors or, to the extent permitted by applicable law, a duly authorized committee thereof, out of funds at the time legally available therefor, cash dividends at a rate of 10.12% per annum ($.6325 per quarter), and no more, which shall be non-cumulative, and which shall be payable when, as and if declared by the Board of Directors in cash quarterly in arrears on the last day of March, June, September and December of each year commencing March 31, 1993 (each, a "Dividend Payment Date") (except that if any such date is a Saturday, Sunday or legal holiday, then such dividend shall be payable on the next day that is not a Saturday, Sunday or legal holiday) to holders of record as they appear upon the stock transfer books of the Bank on such record dates, not more than sixty days nor less than ten days preceding the payment dates for such dividends, as are fixed by the Board of Directors or, to the extent permitted by applicable law, a duly authorized committee thereof (each, a "Record Date"). If the dividend otherwise payable on any Dividend Payment Date shall not be declared and paid as aforesaid, all rights of holders of the Series A Preferred Stock to receive such dividend shall terminate, and such dividend shall not be accumulated or paid in any subsequent period. For purposes hereof, the term "legal holiday" shall mean any day on which banking institutions are authorized to close in Houston, Texas. The Series A Preferred Stock will not participate in dividends with the Bank's common stock (the "Common Stock").

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            Holders of shares of Series A Preferred Stock called for redemption on a redemption date between a Record Date and the corresponding Dividend Payment Date shall not be entitled to receive the dividend payable on such Dividend Payment Date. As used herein, (i) the term "Initial Dividend Period" shall mean the period from and including the date of distribution to the initial holders of the Series A Preferred Stock (the "Date of Original Issue") to and excluding March 31, 1993, (ii) the term "Subsequent Dividend Period" shall mean the applicable period from March 31 to and excluding the next June 30, from June 30 to and excluding the next September 30, from September 30 to and excluding the next December 31, or from December 31 to and excluding the next March 31, or, in each such case as to particular shares of the Series A Preferred Stock such shorter period during which such shares of the Series A Preferred Stock are outstanding (excluding the last day of such shorter period), and (iii) the term "Dividend Period" shall mean the Initial Dividend Period or any Subsequent Dividend Period, as the context requires.

        (b) The amount of dividends payable on each share of the Series A Preferred Stock for each full quarterly Dividend Period during which such share was outstanding shall be $.6325. For the Initial Dividend Period, and for any Subsequent Dividend Period for which the Board of Directors declares a dividend and during which such share was not outstanding for a full quarterly Dividend Period, the amount of dividends payable on each such share of the Series A Preferred Stock shall be computed by multiplying $2.53 by a fraction, the numerator of which shall be the number of days (but in no event more than 90 days with respect to any one calendar quarter) in such Dividend Period that such share was outstanding (excluding the last such day) and the denominator of which shall be 360. Dividends on each share of the Series A Preferred Stock will be non-cumulative. Holders of shares of the Series A Preferred Stock shall not be entitled to any interest, or sum of money in lieu of interest, in respect of any dividend payment or payments on shares of the Series A Preferred Stock declared by the Board of Directors which may be in arrears. Any dividend payment made on shares of the Series A Preferred Stock shall first be credited against the earliest declared but unpaid dividend with respect to shares of the Series A Preferred Stock.

        (c) No dividends or other distributions, other than dividends payable solely in shares of the Bank's Common Stock or other capital stock of the Bank ranking junior as to dividends and as to liquidation rights to the Series A Preferred Stock shall be declared, paid or set apart for payment on any shares of Common Stock or other capital stock of the Bank, when and if issued, ranking junior as to dividends to the Series A Preferred Stock (collectively with the Common Stock, the "Junior Dividend Stock"), unless and until full dividends for each of the four most recent Dividend Periods (or for all Dividend Periods, if less than four Dividend Payment Dates have accrued from the Date of Original Issue) on the Series A Preferred Stock have been paid in full or declared and set apart for payment prior to the date of payment of such dividends or other distributions on Junior Dividend Stock shall have been paid or declared and set apart for payment. If at any time any dividends on the Series A Preferred Stock shall not have been paid or declared and set apart for payment, the Bank shall not (except by conversion into or exchange for Junior Dividend Stock) repurchase, redeem or otherwise acquire (including by payment to or made available for a sinking fund for the redemption of) any shares of Common Stock, Junior Dividend Stock or any other class or series of the Bank's capital stock hereafter issued ranking junior as to dividends and rights upon liquidation, dissolution or winding up of the Bank to the Series A Preferred Stock (the "Junior Liquidating Stock"), unless and until full dividends for each of the four most recent Dividend Periods (or for all Dividend Periods, if less than four Dividend Payment Dates have accrued from the Date of Original Issue) on the Series A Preferred Stock have been paid in full or declared and set apart for payment prior to the date of such repurchase, redemption or other acquisition of such capital stock.

        (d) No full dividends shall be paid or declared and set apart for payment on any class or series of the Corporation's capital stock hereafter issued ranking, as to dividends, on a parity with the Series A Preferred Stock (the "Parity Dividend Stock") for any period unless full dividends have been, or contemporaneously are, paid or declared and set apart for such payment on the Series A Preferred Stock for the Dividend Periods terminating on or prior to the date of payment of such full dividends. No full dividends shall be paid or declared and set apart for payment on the Series A Preferred Stock for any Dividend Period unless full dividends have been, or contemporaneously are, paid or declared and set apart for payment on the Parity Dividend Stock for the dividend periods terminating on or prior to the date of payment of such full dividends. When accrued dividends are not paid in full on the Series A Preferred Stock and the Parity Dividend Stock, all dividends paid or declared and set apart